     As filed with the Securities and Exchange Commission on March 29, 2002
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              KEYNOTE SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                       94-3226488
      (State or Other Jurisdiction                          (I.R.S. Employer
    of Incorporation or Organization)                      Identification No.)

                              Keynote Systems, Inc.
                          777 Mariners Island Boulevard
                           San Mateo, California 94404
          (Address of Principal Executive Offices, including Zip Code)

                           1999 Equity Incentive Plan
                        1999 Employee Stock Purchase Plan
                            (Full title of the plan)

                                   John Flavio
          Senior Vice President of Finance and Chief Financial Officer
                              Keynote Systems, Inc.
                          777 Mariners Island Boulevard
                           San Mateo, California 94404
                                 (650) 522-1000
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                             Jeffrey R. Vetter, Esq.
                           Cynthia E. Garabedian, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                               Amount         Proposed Maximum     Proposed Maximum     Amount of
                                                to be        Offering Price Per   Aggregate Offering  Registration
  Title of Securities to be Registered       Registered            Share                Price              Fee
--------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per share     1,395,169 (1)         $9.25 (3)         $12,905,314 (3)     $1,188
--------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per share       279,034 (2)         $7.87 (3)         $ 2,195,998 (3)     $  203
--------------------------------------------------------------------------------------------------------------------
Total                                        1,674,203                                                   $1,391
====================================================================================================================

(1) Represents shares automatically reserved on January 1, 2002 for issuance upon exercise of options granted under the Registrant's 1999 Equity Incentive Plan. Shares issuable upon exercise of the options granted under the Equity Incentive Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on September 24, 1999 (Registration No. 333-87791) and November 13, 2001 (Registration No. 333-73244).

(2) Represents shares automatically reserved on January 1, 2002 for issuance upon exercise of options granted under the Registrant's 1999 Employee Stock Purchase Plan. Shares issuable upon exercise of the options granted under the Employee Stock Purchase Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on September 24, 1999 (Registration No. 333-87791) and November 13, 2001 (Registration No. 333-73244).

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the Nasdaq National Market on March 22, 2002. In the case of the Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the Employee Stock Purchase Plan.

                        REGISTRATION OF ADDITIONAL SHARES
                        PURSUANT TO GENERAL INSTRUCTION E

     This registration statement on Form S-8 registers an aggregate of 1,674,203 additional shares of common stock automatically reserved for issuance upon exercise of stock options granted under the Registrant's 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan, pursuant to the terms of each such plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant's registration statements on Form S-8 filed with the Securities and Exchange Commission on September 24, 1999 (Registration No. 333-87791) and November 13, 2001 (Registration No. 333-73244).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 29th day of March, 2002.

                                        KEYNOTE SYSTEMS, INC.

                                        By:  /s/ Umang Gupta
                                             -----------------------------------
                                             Umang Gupta
                                             Chairman of the Board and Chief
                                             Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Umang Gupta and John Flavio, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection herewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                              Title                            Date
             ---------                              -----                            ----
Principal Executive Officer:

        /s/ Umang Gupta
--------------------------------    Chairman of the Board and                   March 29, 2002
          Umang Gupta               Chief Executive Officer

Principal Financial and Accounting
Officer:

        /s/ John Flavio
--------------------------------    Senior Vice President of Finance,           March 29, 2002
          John Flavio               Chief Financial Officer and Secretary

Other Directors:

        /s/ David Cowan
--------------------------------    Director                                    March 29, 2002
          David Cowan

        /s/ Mark Leslie
--------------------------------    Director                                    March 29, 2002
          Mark Leslie

        /s/ Stratton Sclavos
------------------------------------   Director                   March 29, 2002
          Stratton Sclavos

        /s/ Leo Hindery, Jr.
------------------------------------   Director                   March 29, 2002
          Leo Hindery, Jr.

        /s/ Deborah Rieman
------------------------------------   Director                   March 29, 2002
          Deborah Rieman

        /s/ Mohan Gyani
------------------------------------   Director                   March 29, 2002
          Mohan Gyani

                                  EXHIBIT INDEX

   Exhibit
   Number                         Exhibit Title
   ------    --------------------------------------------------------
    5.01     Opinion of Fenwick & West LLP.

   23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

   23.02     Independent Auditors' Consent.

   24.01     Power of Attorney (see page 2).